PARTIES TO PREVIOUS FORM OF CHANGE IN CONTROL AGREEMENT


Larry A. Cates
W. Matthew Carpenter
Janell Jones
Louis A. Kaucic
James W. Kirkpatrick
David R. Parsley
Mark A. Peterson
Julia A. Stewart
Carin L. Stutz
Douglas D. Waltman